UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 6, 2023

(Date of Report)

BIO ESSENCE CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

California	333-232839	94-3349551
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

8 Studebaker Drive, Irvine, California 92618
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(949) 706-9966
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 31, 2023, the Board of Directors of Bio Essence Corp. (the “Company”), approved a debt-to-equity conversion. The Company’s operations over the past several years have, in large part, been funded by the Company’s Chief Executive Officer Yin Yan. As of May 31, 2023, the Company’s obligation to Ms. Yan totaled $2,500,000. In exchange for a full release of the debt owed to Ms. Yan, the Company and Ms. Yan agreed to a debt conversion whereby Ms. Yan receives 5,000,000 shares of the Company’s common stock in exchange for retirement of the $2,500,000 debt. The Board of Directors of the Company executed the Consent Resolution, attached here as an exhibit between June 1, 2023 and June 2, 2023.

In exchange for the issuance of common stock described herein, Ms. Yan executed a Release, attached to the Consent Resolution as “Exhibit A” waiving any claims associated with the debt owed to Ms. Yan by the Company. The Consent Resolution and Release are attached hereto as exhibits.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Consent of Board of Directors (and Exhibit)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO ESSENCE CORP.

/s/ Yin Yan
By:	Yin Yan
Its:	Chief Executive Officer
Dated: June 6, 2023

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